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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)       June 1, 2006






                              HAROLD'S STORES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Oklahoma                   1-10892                     73-1308796
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)


          5919 Maple Avenue
              Dallas, TX                                            75235
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:              (214) 366-0600



         (Former name or former address, if changed since last report.)





     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On June 1, 2006, the Company and Inter-Him N.V. and W. Howard Lester (the "Investors") entered into a Securities Purchase Agreement pursuant to which the Investors purchased and the Company sold an aggregate of 25,000 shares of the Company's Series 2006-A Preferred Stock at a purchase price of $100 per share or an aggregate of $2.5 million. These shares will be convertible into shares of common stock at a fixed rate of $0.67 per share, and otherwise have rights and preferences substantially similar to the Company's existing Series 2002-A and 2003-A Preferred Stock. The ability of the Investors to convert the shares into common stock representing more than 20% of the shares of common stock outstanding will be subject to the approval of the Company's shareholders. The proceeds of the sale of these shares will be used for working capital and general corporate purposes.

         In addition, the Company and the Investors entered into an amendment to an existing Investor Rights Agreement granting the Investors registration rights with respect to the shares of Series 2006-A Preferred Stock which the Investors acquired. The Investors, the Company and Rebecca Casey, a director of the Company, also entered into an amendment to an existing Voting Agreement, which gives members of the Powell family the ability to designate a director of the Company so long as the Powell family shareholders named in the Voting Agreement continue to own at least 10% of the shares of common stock outstanding assuming conversion of all shares of the preferred stock. The Amendment confirms that all shares of the Company's preferred stock, regardless of series, owned in whole or in part by the Investors, will be considered in such fully-diluted ownership calculation.

         Inter-Him N.V. is controlled by Ronald de Waal, the Company's principal beneficial shareholder and W. Howard Lester is a director of the Company. The terms of this transaction were approved by the disinterested directors of the Company.

         Concurrently with the closing of this transaction, the Company entered into Amendment No. 4 to Loan and Security Agreement (the "Credit Facility Amendment"), by and among the Company and certain of its subsidiaries and Wells Fargo Retail Finance II, LLC (formerly known as Wells Fargo Retail Finance), as Agent for the Lenders thereunder. The Credit Facility Amendment conforms the terms of the Loan and Security Agreement to acknowledge the issuance of the Series 2006-A Preferred Stock, but does not otherwise materially modify the obligations of the Company or its subsidiaries.



ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

         Harold's Stores, Inc. (the "Company") received notification from the American Stock Exchange that as of the end of its last fiscal year, January 28, 2006, it failed to comply with Section 1003(a)(i) of the AMEX Company Guide specifying required minimum shareholder's equity. The new preferred investment, described in Item 3.02 and Item 3.03 below, will not remedy the deficiency. The Company is evaluating how it will respond to this notification, which is required by June 29, 2006.


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         On June 1, 2006, the Company issued a press release announcing this event. A copy of the Company's press release is attached as Exhibit 99.1 and incorporated herein by this reference.



ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

         The sales of 25,000 shares of Series 2006-A Preferred Stock were made to the Investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder, among other available exemptions, because the Investors are accredited investors as described therein, no general advertising or solicitation was used in connection with the sales and the Investors purchased for investment and without a view to distribution.



ITEM 3.03    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         The issuance of the Series 2006-A Preferred Stock described in this report modified the rights of holders of the Company's common stock by increasing the amount of the dividend and liquidation preferences that must be satisfied prior to there being any dividends or liquidation proceeds paid to holders of Common Stock. The issuance of the shares also changed the voting percentages of Inter-Him and Mr. Lester, assuming conversion of all shares of preferred stock, to 51.5% for Inter-Him and 22.6% for Mr. Lester compared to 51.8% and 17.0%, respectively, before the issuance of the Series 2006-A Preferred Stock



ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

         See Exhibit Index for exhibits included with this report.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     HAROLD'S STORES, INC.


                                     By: /s/ Jodi L. Taylor
                                         ---------------------------------------
Date:    June 5, 2006                    Jodi L. Taylor, Chief Financial Officer




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                                INDEX TO EXHIBITS



EXHIBIT      DESCRIPTION
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10.1         Series 2006-A Preferred Stock Purchase Agreement dated as of June
             1, 2006, by and among Harold's Stores, Inc., Inter-Him N.V. and W.
             Howard Lester

10.2 Third Amendment to Investor Rights Agreement dated as of June 1, 2006, by and among Harold's Stores, Inc., Inter-Him N.V. and W. Howard Lester

10.3 Amendment No. 4 to Loan and Security Agreement dated as of June 1, 2006, by and among Wells Fargo Retail Finance II, LLC, Harold's Stores, Inc., Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P. and Harold's of Jackson, Inc.

10.4 Amendment No. 1 to Amended and Restated Voting Agreement dated as of June 1, 2006. by and among Harold's Stores, Inc., Inter-Him N.V., W. Howard Lester, and Rebecca Powell Casey

10.5 Reaffirmation of Continuing Guaranty dated June 1, 2006, by The Corner Properties, Inc., Harold's DBO, Inc., Harold's Limited Partners, Inc., Harold's of White Flint, Inc., HSGA, Inc. and HSTX, Inc.

99.1         Press release dated June 1, 2006, issued by Harold's Stores, Inc.


















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